  Underwriter    "Commission,"
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Small Cap Growth 08/03/07 Bank of America Securities LLC "$7,537,500 " "$93,718,361 " $50.25 2.01% FCStone Group Inc. Raymond James Financial Inc.

Multimanager Core Bond 08/08/07 Deutsche Bank Securities Inc. "$2,540,000" "$1,500,000,000" $99.414 0.45% "Krafts Foods, Inc. " "The Williams Capital Group, L.P."

Multimanager Small Cap Growth 08/09/07 Friedman Billings Ramsey "$2,034,000 " "$100,746,900 " $18.00 1.26% Horsehead Holdings Corp Raymond James Financial Inc.

Multimanager Health Care 08/09/07 Goldman Sachs & Co. "$55,000,000" "$1,581,250,000" $27.50 2.50% Schering-Plough Corp "The Williams Capital Group, L.P."

Multimanager Core Bond 08/20/07 Goldman Sachs & Co. "$10,075,000" "$2,000,000,000" $99.79 0.875% Comcast Corporation "The Williams Capital Group, L.P."

Multimanager Core Bond 08/28/07 Bank of America Securities LLC "$200,000,000" "$2,000,000,000" $99.568 0.875% AT&T Inc. "Merrill Lynch, Pierce, Fenner & Smith Inc."

Multimanager Core Bond 09/26/07 RBS Greenwich Capital "$100,000,000" "$1,500,000,000" $100.00 1.00% The Royal Bank of Scotland Group PLC "Merrill Lynch, Pierce, Fenner & Smith Inc."

Multimanager Small Cap Growth 10/11/07 Lehman Brothers "$6,750,000 " "$412,500,000 " $15.00 $0.8625 Virgin Mobile Raymond James Financial Inc.

Multimanager Small Cap Growth 11/01/07 Morgan Stanley "$700,000 " "$93,098,992 " $14.00 $0.98 Neutral Tandem Raymond James Financial Inc.

Multimanager Small Cap Value 11/14/07 Credit Suisse Securities "$575,000" "$690,000,000" $23.00 $1.38  EnergySolutions Inc Lazard Capital Markets

Multimanager Small Cap Value 11/14/07 Morgan Stanley "$3,546,000" "$252,000,000" $18.00 $1.26  MSCI Inc "The Williams Capital Group, L.P."

Multimanager Core Bond 11/30/07 Wachovia Securities LLC "$1,750,000" "$2,500,000,000" $99.792 $0.875 Wachovia Bank NA "The Williams Capital Group, L.P."

Multimanager Small Cap Value (Lazard Sleeve) 12/04/07 Bear Stearns & Co. Inc "$2,230,150" "$98,817,500" $23.50 $0.94 Goodrich Petroleum Corp BNP PARIBAS